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                                                                EXHIBIT 99.23


                 [R.A. LENSER AND ASSOCIATES, INC. LETTERHEAD]





                                       July 20, 1999

Benz Energy Ltd.
1000 Louisiana, Suite 1500
Houston, Texas 77002


Attention: Mr. Frank Falbo


                                    CONSENT


To Whom It May Concern:

     We consent to the references to our report on the Company's proved oil and gas reserves as of January 1, 1999, that are made throughout the Prospectus being used in connection with the Form SB-2 Registrations Statement of Benz Energy Ltd., and to references to our firm under the caption "Experts" in the Prospectus.



                                       Very truly yours,

                                       R.A. LENSER AND ASSOCIATES, INC.

                                       /s/ Ronald A. Lenser

                                       Ronald A. Lenser
                                       Registered Professional Engineer
                                       PE No. 30556

RAL/mkn

Houston, Texas
July 20, 1999